Exhibit 10.5

BUCKEYE PARTNERS, L.P.
2013 LONG-TERM INCENTIVE PLAN
(As Amended and Restated, effective as of February 1, 2017)

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BUCKEYE PARTNERS, L.P.
2013 LONG-TERM INCENTIVE PLAN
(Amended and Restated, effective as of February 1, 2017)

1.Design and Purpose

The Buckeye Partners, L.P. 2013 Long-Term Incentive Plan (the “Plan”) is hereby established, effective as of the Effective Date (as defined below), as a successor to the Buckeye Partners, L.P. 2009 Long-Term Incentive Plan (the “2009 Plan”). The 2009 Plan is hereby merged with and into this Plan effective as of the Effective Date, and no additional Grants (as such term is defined in the 2009 Plan (the “2009 Plan Grants”)) shall be made thereafter under the 2009 Plan. Outstanding 2009 Plan Grants shall continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2009 Plan, as applicable), and the Units (as such term is defined in the 2009 Plan (the “2009 Plan Units”)) with respect to outstanding 2009 Plan Grants shall be issued under this Plan. The Plan is hereby amended and restated, effective as of February 1, 2017 to permit tax withholding in the Committee’s sole discretion above the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

The purpose of this Plan is to assist Buckeye Partners, L.P., Buckeye GP LLC, the Partnership’s general partner, and Affiliates in attracting and retaining employees of outstanding competence and to enable selected officers, non-employee directors, consultants and advisors and key employees of the Partnership, the Company and Affiliates to acquire or increase ownership interests in the Partnership on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Partnership. The Plan is designed to align directly long-term executive compensation with tangible, direct and identifiable benefits realized by Buckeye Partners, L.P. Unit holders.

2.    Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

2.1    “Account” means a bookkeeping account established on the records of the Company to record a Participant’s interests under the Plan.

2.2    “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 of the General Rules under the Exchange Act. Notwithstanding the foregoing, Buckeye Pipe Line Services Company shall be considered an Affiliate of the Company and any reference to an Affiliate in this Plan shall include an Affiliate of the Company or the Partnership, as applicable.

2.3    “Board” means the Company’s Board of Directors as constituted from time to time.

2.4    “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant (i) has materially breached his or her employment, severance or service contract with the Company, Partnership or Affiliate, (ii) has engaged in disloyalty to the Company, Partnership or Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Company, Partnership or Affiliate to persons not entitled to receive such information, or (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company, Partnership or Affiliate.

2.5    “Change of Control” shall mean the occurrence of one or more of the following transactions:

(a)    the sale or disposal by the Partnership of all or substantially all of its assets; or

(b)    the merger or consolidation of the Partnership with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the Unit holders immediately prior to such transaction retain at least a fifty percent (50%) equity interest in the surviving entity; or

(c)    the Company ceases to be the sole general partner of the Partnership; or

(d)    the Partnership ceases to own, directly or indirectly, one hundred percent (100%) of the outstanding equity interests of the Company; or

(e)    any person or “group” (within the meaning of the Exchange Act) collectively shall beneficially own and control, directly or indirectly, a number of Units that would entitle such person or group to vote Units representing, in the aggregate, more than fifty percent (50%) of the total number of outstanding Units that are entitled to vote and be counted for purposes of calculating the required votes and that are deemed to be outstanding for purposes of determining a quorum at any annual meeting of the limited partners of the Partnership or otherwise in the election of the Company’s Board.

2.6    "Change of Control Period" shall mean the period commencing on the date of a Change of Control and ending eighteen (18) calendar months following a Change of Control.

2.7    “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

2.8    “Committee” means the Compensation Committee of the Board or its successor.

2.9    “Company” means Buckeye GP LLC, a Delaware limited liability company, and any successor thereto.

2.10    “Comparison Group” means the group selected by the Committee and consisting of the Partnership and such other entities deemed by the Committee (in its sole discretion) to be reasonably comparable to the Partnership.

2.11    “Date of Grant” means the effective date on which a Grant is made to a Participant as set forth in the applicable Grant Letter.

2.12    “Disability” or “Disabled” means a Participant becoming disabled within the meaning of section 22(e)(3) of the Code, a long-term disability as determined under the long-term disability plan of the Company, the Partnership or an Affiliate, which is applicable to the Participant, or as otherwise determined by the Committee. Notwithstanding the foregoing, no payment shall be made to a Participant on account of Disability unless a Participant becomes disabled within the meaning of such term under section 409A(a)(2)(C) of the Code.

2.13    “Distribution Equivalent Rights” means an amount determined by multiplying the number of Units underlying a grant of Phantom Units or Performance Units to a Participant, subject to any adjustment under Section 12, by the per-Unit cash distribution, or the per-Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by the Partnership on its Units.

2.14    “Effective Date” means June 4, 2013; provided that the Plan is approved by Unit holders of the Company on that date. The Plan was amended and restated, effective February 1, 2017.

2.15    “Employee” means a regular full-time salaried employee of the Company or an Affiliate who performs services directly or indirectly for the benefit of the Partnership.

2.16    “Exercise Price” means the per Unit price at which Units may be purchased under an Option, as designated by the Committee.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18    “Fair Market Value” of a Unit means the average, rounded to one cent ($0.01), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. In the event that there are no Unit transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Unit transactions on that exchange. If a Unit is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per Unit shall be as determined by the Committee through any reasonable valuation method.

2.19    “Good Reason” shall mean the occurrence, without the Participant’s express written consent, of any of the following events during the Change in Control Period:

(a)    a substantial adverse change in the Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change of Control Period;

(b)    a material reduction in Participant’s annual rate of base salary or annual bonus opportunity as in effect immediately prior to commencement of a Change of Control Period; or

(c)    requiring Participant to be based at a location more than one hundred (100) miles from the Participant’s primary work location as it existed on the date immediately preceding the first day of the Change of Control Period, except for required travel substantially consistent with the Participant's present business obligations.

Notwithstanding the foregoing, Participant shall not have Good Reason for termination unless (A) Participant gives written notice of termination for Good Reason within thirty (30) days after the event giving rise to Good Reason occurs, (B) the Company does not cure the action or failure to act that constitutes the grounds for Good Reason, as set forth in Participant’s notice of termination, within thirty (30) days after the date on which Participant gives written notice of termination and (C) Participant actually resigns within sixty (60) days following the expiration of the Company’s thirty (30)-day cure period.

2.20    “Grant” means a grant of one or more Options, Performance Units or Phantom Units pursuant to the Plan and any tandem Distribution Equivalent Rights awarded with respect to such Grant, as applicable.

2.21    “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

2.22    “Option” means an option to purchase Units, as described in Section 6.

2.23    “Participant” means an Employee, a non-employee director or a consultant or advisor designated by the Committee to participate in the Plan.

2.24    “Partnership” means Buckeye Partners, L.P., a Delaware limited partnership or any successor thereto.

2.25     “Performance Goal” means the goal or goals and other objectives established by the Committee for a Performance Period, for the purpose of determining when a grant of Options or Performance Units subject to such objectives is vested or earned, as applicable.

2.26    “Performance Period” means the period of one or more calendar years, or any other period designated by the Committee, during which performance will be measured for Options, Performance Units or tandem Distribution Equivalent Rights, as applicable and as specified by the Committee.

2.27    “Performance Unit” means a notional Unit that is subject to the attainment of one or more Performance Goals established by the Committee and described in Section 9 and which upon vesting entitles a Participant to receive a Unit (or a fraction or a multiple thereof as determined based on the Performance Goal) or, if provided by the Committee in the Grant Letter, an amount in cash equal to the Fair Market Value of a Unit (or a fraction or a multiple thereof as determined based on the Performance Goal).

2.28    “Phantom Unit” means a notional Unit granted under the Plan that is subject to service-based restrictions or other conditions established by the Committee in its discretion and which upon vesting entitles a Participant to receive a Unit or, if provided by the Committee in the Grant Letter, an amount in cash equal to the Fair Market Value of a Unit.

2.29    “Plan” means the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan as stated herein, including any amendments or modifications thereto.

2.30    “Restriction Period” means the period of one or more calendar years during which Options, Phantom Units or tandem Distribution Equivalent Rights, if applicable, shall be subject to restrictions or conditions, including any other period specified in the Grant Letter.

2.31    “Retirement” means a Participant’s termination of employment with Employer other than for Cause (i) at or after age 65, or (ii) before age 65; provided the Participant has at the time of such termination satisfied the age and vesting requirements for normal or early retirement pursuant to the terms of any “defined benefit plan” (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision) maintained by the Partnership, the Company or any Affiliate in which the Participant participates, or (iii) if the Participant does not participate at the time of such termination in such a “defined benefit plan,” at or after age 55 and before age 65 provided the Participant has been employed by the Partnership, the Company or any Affiliate for at least five full years.

2.32    “Unit” means a unit representing a limited partnership interest in the Partnership.

3.    Grants and Maximum Number of Units Available for Grants

(a)    Grants under the Plan may consist of Options, Phantom Units, Performance Units and/or tandem Distribution Equivalent Rights. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee in the Grant Letter. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(b)    Subject to the adjustment provisions of Section 12 below, the number of Units that may be issued under this Plan may not exceed three million (3,000,000) in the aggregate, plus (i) the number of Units subject to outstanding 2009 Plan Grants, as of the Effective Date, and (ii) the number of 2009 Plan Units remaining available for issuance under the 2009 Plan but not subject to outstanding, previously vested or paid 2009 Plan Grants as of the Effective Date. With regard to Grants to any one individual in a calendar year, the number of Units that may be issued will not exceed one hundred thousand (100,000). If Units are forfeited, terminated or otherwise not paid in full, the Units subject to such Grant shall again be available for purposes of the Plan. If Units otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of Units available for issuance under the Plan shall be reduced only by the net number of Units actually issued upon such exercise and not by the gross number of Units as to which such Option is exercised.   If Units otherwise issuable

under the Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Units thereunder, then the number of Units available for issuance under the Plan shall be reduced by the net number of Units issued, vested or exercised under such Grant, calculated in each instance after payment of such Unit withholding taxes. Upon the exercise of an Option through a net exercise procedure, then both for purposes of calculating the number of Units remaining available for issuance under the Plan and the number of Units remaining available for exercise under such Option, the number of such Units shall be reduced by the net number of Units for which the Option is exercised. To the extent that any Grants are paid in cash and not in Units, such Grants shall not count against the Unit limits in this subsection (b). Units may be (i) previously issued and outstanding Units, (ii) newly issued Units, or (iii) a combination of each.

4.    Administration

(a)    The Plan will be administered by the Committee. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to the express provisions of the Plan, the Committee will have authority, in its complete discretion, to determine the Participants to whom, and the time or times at which grants will be made. In making such determinations, the Committee may take into account the nature of the services rendered by a Participant, the present and potential contributions of the Participant to the Partnership’s success and such other factors as the Committee in its discretion deems relevant. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Partnership, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. No member of the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any grant hereunder.

(b)    Subject to the express provisions of the Plan, the Committee will also have authority, in its complete discretion, to (i) construe and interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to determine the terms and provisions of the restrictions relating to Grants (none of which need be identical), and (iv) to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. The Grant Letter shall set forth the terms of each Grant. Each Participant’s receipt of a Grant Letter shall constitute that Participant’s acknowledgement and acceptance of the terms of the Plan and the Grant and the Committee’s authority and discretion.

5.    Eligibility

Grants hereunder may be made to Employees who, in the sole judgment of the Committee, are individuals who are in a position to significantly participate in the development and implementation of the Company’s strategic plans for the Partnership and thereby contribute materially to the continued growth and development of the Partnership and to its future financial success. Grants hereunder may also be made to non-employee members of the board of directors of the Company as determined by the Committee in its sole discretion. Grants hereunder may be made to consultants or advisors designated by the Committee who provide bona fide services to the Partnership, the Company or Affiliates; provided, that, such services are not in connection with the offer and sale of securities in a capital-raising transaction and the consultant or advisor must not directly or indirectly promote or maintain a market for the Partnership’s securities.

6.    Options

6.1    Grant of Options. Options may be granted to Participants at any time and from time to time, as may be determined by the Committee, upon such terms and conditions as the Committee deems appropriate under this Section 6, if and to the extent permitted by section 409A of the Code. The Committee shall determine the number of Units that will be subject to each grant of Options to Participants.

6.2    Option Price and Term.

(a)    The Exercise Price of a Unit subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a Unit on the Date of Grant.

(b)    The Committee shall determine the term of each Option, which shall not exceed ten years from the Date of Grant.

6.3    Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may grant Options that are subject to achievement of Performance Goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

6.4    Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Company, or providing service as a non-employee director or consultant or advisor. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

6.5    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering Units owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of Units having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by surrender of all or any part of the vested Units for which the Option is exercisable to the Company for an appreciation distribution payable in Units with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Units subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Units, or (v) by such other method as the Committee may approve. Payment for the Units pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Unit.

7.    Phantom Units and Performance Units

7.1    Grant of Units. Subject to the provisions of Section 3, Phantom Units or Performance Units may be granted to Participants at any time and from time to time as may be determined by the Committee. The Committee may, in its sole and absolute discretion, determine the conditions and establish a program under which the Phantom Units or Performance Units become vested or forfeited and such other terms and conditions as the Committee may determine with respect to such Grants. Phantom Units or Performance Units may be granted with or without Distribution Equivalent Rights as determined by the Committee. Units issued pursuant to awards of Phantom Units or Performance Units may be issued for consideration or for no consideration, and will be subject to all requirements set forth in the Grant Letter. The specific terms and conditions of the Phantom Units or Performance Units shall be set forth in the Grant Letter.

7.2    Requirement of Employment or Service. After the restrictions on a Participant’s Phantom Units or Performance Units vest in accordance with the terms and conditions of the Grant Letter, the Phantom Units or Performance Units shall be payable according to the terms set forth in the Grant Letter. If the Participant ceases to be an Employee, or ceases to provide services as a non-employee director or consultant or advisor, as applicable, before the end of any applicable Restriction Period or Performance Period, the Participant’s Phantom Units or Performance Units will terminate as to all Units covered by the Grant as to which the restrictions have not vested, except as set forth in the Grant Letter.

7.3    Form of Payment for Units. Phantom Units and Performance Units will be settled in accordance with the terms and conditions set forth in the Grant Letter, which may include by delivery of Units, payment in cash based on the Fair Market Value of the Units otherwise deliverable, or partly in Units and partly in cash.

8.    Distribution Equivalent Rights

If the Committee so specifies in the Grant Letter when granting Phantom Units or Performance Units, from the Date of Grant of Phantom Units or Performance Units to a Participant until the date on which the Phantom Units or Performance Units are paid, the Company will maintain an Account for such Participant and will credit on each payment date for the payment of a distribution made by the Partnership on its Units an amount equal to the Distribution Equivalent Rights associated with such Phantom Units or Performance Units. Distribution Equivalent Rights shall be paid on Phantom Units or Performance Units in accordance with the terms and conditions set forth in the Grant Letter, which may include payment in cash based on the Fair Market Value of the Units otherwise deliverable, Units, or partly in Units and partly in cash, as determined by the Committee in its discretion.

9.    Requirements for Performance Goals and Performance Periods

9.1     Establishment of Performance Goals. The Committee may establish the Performance Goals and applicable Performance Periods, in its sole discretion. The Committee may adjust the Performance Goals to take into account such unanticipated circumstances or significant events as the Committee determines, including but not limited to, a corporate transaction, such as an acquisition, divestiture, a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any other extraordinary or unusual event in the marketplace, any change in applicable accounting rules or principles, any change in applicable law, litigation, any change due to any merger, consolidation, acquisition, reorganization, distribution, or other changes in the Partnership’s corporate structure or units, or any other change of a similar nature.

9.2     Criteria Used for Performance Goals. The Committee will use objectively determinable business criteria for the Performance Goals including, but not limited to, one or more of the following financial or operational criteria: EBITDA, Unit price, earnings per Unit, net earnings, operating earnings, total capital spending, maintenance capital spending, return on assets, total Unit holder return, return on equity, growth in assets, cash flow, market share, distribution growth, distributable cash flow, return on capital employed, relative performance to a Comparison Group, or strategic business criteria, including, but not limited to, meeting specified revenue goals, business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Performance Goals may relate to the Participant’s business unit or the performance of the Partnership as a whole, or any combination of the foregoing. Performance Goals need not be uniform as among Participants.

9.3    Target Awards and Actual Awards.

(a)    For each Performance Period, the Committee may establish a target award level or such other performance measure, in its sole discretion, for each Participant receiving a grant of Performance Units taking into account a Participant’s responsibility level or the position or positions held during the Performance Period. The Committee shall determine the target award level, if any, for each Participant at such time or times as the Committee determines.

(b)    The Committee shall determine the actual award payable to a Participant for a Performance Period based upon the level of attainment of the Performance Goals, as determined by the Committee. The Committee may determine, in its sole discretion, to pay an actual award to a Participant that is greater than, equal to, or less than such Participant’s target award level or other performance measure.

10.    Non-transferability and Compliance with Rule 16b-3

Only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order. The Committee may impose such conditions on Grants as may be necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act.

11.    Consequences of a Change of Control
Unless the Committee determines otherwise or as otherwise provided in the Grant Letter, in the event a Change of Control occurs while the Participant is employed by, or providing services to the Company, the Partnership or Affiliate, and the Participant terminates employment or service on account of (i) a termination by the Company, the Partnership or Affiliate without Cause, or (ii) a resignation for Good Reason, during the Change of Control Period, such Participant’s Options will immediately vest and become exercisable, Phantom Units (and any unpaid Distribution Equivalent Rights) will immediately vest and be paid within the thirty (30)-

day period following such termination of employment or service and Performance Units (and any associated Distribution Equivalent Rights) will immediately vest and be paid based on a payout performance multiplier of one hundred percent (100%) within the thirty (30)-day period following such termination of employment or service.

12.    Adjustment of Number and Price of Units, Etc.

If there is any change in the number or kind of Units outstanding (i) by reason of a Unit distribution, spinoff, recapitalization, Unit split, or combination or exchange of Units, (ii) by reason of a merger, reorganization, consolidation or reclassification, or (iii) by reason of any other extraordinary or unusual event affecting the outstanding Units as a class without the Company’s receipt of consideration, or if the value of outstanding Units is substantially reduced as result of a spinoff or the Company’s payment of any extraordinary distribution, the maximum number of Units available for issuance under the Plan, the maximum number of Units for which any individual may receive Grants in any year, the kind and number of Units covered by outstanding Grants, the kind and number of Units to be issued or issuable under the Plan, and the Exercise Price or the applicable market value of outstanding Grants shall be required to be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, than any fractional Units resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

13.    Limitation of Rights

Nothing contained in this Plan will be construed to give an Employee, non-employee director, or consultant or advisor any right to a Grant hereunder except as may be authorized in the discretion of the Committee. A Grant under this Plan will not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company, Partnership or any Affiliate will employ a Participant for any specified period of time, in any specific position or at any particular rate of remuneration.

14.    Amendment or Termination of Plan

The Committee shall have complete and exclusive power and authority to terminate or amend the Plan and the Committee may amend outstanding awards issued under the Plan in any or all aspects whatsoever not inconsistent with the terms of the Plan; provided, however, that no such termination or amendment shall adversely affect the rights of a Participant with respect to awards at the time outstanding under the Plan unless the Participant consents to such amendment; and provided, further, that the Committee shall not, without the approval of the Unit holders, amend the Plan to (i) materially increase the maximum number of Units which may be issued under the Plan, except for permissible adjustments under Section 11, (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for the grant of Units under the Plan.

15.    Tax Withholding

15.1    Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

15.2    Election to Withhold Units. If the Committee so permits, Units may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Units, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities (except as otherwise determined by the Committee in its sole discretion).

16.    Code Section 409A

Notwithstanding any provision to the contrary, all provisions of this Plan shall be construed and interpreted to comply with Code section 409A and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Code section 409A. Under a Grant that is subject to Code section 409A, all payments to be made upon a termination of employment shall only be made upon a “separation from service” (within the meaning of Code section 409A) and, unless otherwise provided in a Grant Letter, the right to a series of installment payments shall be treated as a right to a series of separate payments. Notwithstanding anything in the Plan or a Grant Letter to the contrary, if required by Code section 409A, if a Participant is considered to be a “specified employee” (within the meaning of Code section 409A) and if payment of any amounts under the Plan or any Grant Letter is required to be delayed for a period of six (6) months after separation from service under Code section 409A, payment of such amounts shall be delayed as required by Code section 409A, and the accumulated amounts shall be paid in a lump sum within ten (10) days after the end of the six (6)-month period (or within sixty (60) days after the death of the Participant, if the Participant dies during this postponement period). In no event may a Participant, directly or indirectly, designate the calendar year of a payment other than in accordance with Code section 409A.

17.    Governmental Approval

Each grant of Units will be subject to the requirement that if at any time the listing, registration or qualification of the Units covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the awarding of such grant of Units, then no such grant may be paid in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

18.    Effective Date of Plan; Duration

This Plan is originally effective as of the Effective Date. The Plan shall remain in effect until the earlier of (a) the termination of the Plan by action of the Board or the Committee, or (b) the tenth (10th) anniversary of the Effective Date.

19.    Successors

This Plan will be binding upon and inure to the benefit of the Partnership, the Company, and their successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

20.    Headings and Captions

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

21.    Governing Law

The validity, construction, interpretation and effect of the Plan will be governed exclusively by and determined in accordance with the law of the State of Delaware.